                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                    Twelve Months Ended
                                                                                 -------------------------
Line                                                                             March 31,    December 31,
 No.                                                                               1998           1997
----                                                                             ---------    ------------
 1     Net income (loss) before extraordinary item and cumulative effect of
 2     change in accounting principle                                            $(169,579)    $(160,138)
                                                                                 ---------     ---------
 3     Net provisions for income taxes and investment tax credits deferred
 4       charged to-
 5         Operations                                                            $ 295,449     $ 307,276
 6         Other income                                                           (408,260)     (405,819)
                                                                                 ---------     ---------

 7                                                                               $(112,811)    $ (98,543)
                                                                                 ---------     ---------


 8     Fixed charges-
 9       Interest on debt                                                        $ 476,248     $ 487,749
10       Estimated interest component of nuclear fuel and
11         other lease payments, rentals and other interest                         72,739        70,468
12       Amortization of debt discount, premium and expense                         19,385        21,951
13     ComEd-obligated mandatorily redeemable preferred securities dividend
14     requirements of subsidiary trusts holding solely ComEd's subordinated
15     debt securities                                                              29,640        28,860
                                                                                 ---------     ---------

16                                                                               $ 598,012     $ 609,028
                                                                                 ---------     ---------

17     Preferred and preference stock dividend requirements-
18       Provisions for preferred and preference stock dividends                 $  59,506     $  60,486
19       Taxes on income required to meet provisions for
20         preferred and preference stock dividends                                 38,981        39,623
                                                                                 ---------     ---------

21                                                                               $  98,487     $ 100,109
                                                                                 ---------     ---------

22     Fixed charges and preferred and preference stock
23       dividend requirements                                                   $ 696,499     $ 709,137
                                                                                 ---------     ---------

24     Earned for fixed charges and preferred and preference stock
25       dividend requirements                                                   $ 315,622     $ 350,347
                                                                                 ---------     ---------

26     Ratios of earnings to fixed charges (line 22 divided by line 13)               0.53          0.58
                                                                                      ====          ====

27     Ratios of earnings to fixed charges and preferred and preference
28       stock dividend requirements (line 22 divided by line 20)                     0.45          0.49
                                                                                      ====          ====